Exhibit 4.4

SECOND AMENDMENT TO THIRD AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

This Second Amendment (this “Amendment”) to Third Amended and Restated Stockholders’ Agreement, dated as of December 28, 2001 and as amended by the First Amendment to Third Amended and Restated Stockholders’ Agreement, dated as of June 24, 2002 (as amended by such First Amendment, the “Stockholders’ Agreement”), is entered into as of March 30, 2012, by and among Fender Musical Instruments Corporation, a Delaware corporation (the “Company”) and the holders of the Company’s Common Stock and Class C Common Stock named on the signature pages hereof.

1. Amendment. The Stockholders’ Agreement is hereby amended as follows:

(i) The definition of “Common Stock” in Section 1 is hereby amended in its entirety as follows:

“common stock” shall mean the Company’s Common Stock, par value $.01 per share, the Company’s Class B Common Stock, par value $.01 per share and the Company’s Class C Common Stock, par value $.01 per share.

(ii) All references in the Stockholders’ Agreement to “Common Stock” are hereby amended to read as references to “common stock”.

(iii) All references in the Stockholders’ Agreement to “Class A Common Stock” are hereby amended to read as references to “Common Stock”.

(iv) All references in the Stockholders’ Agreement to “Class A Holders” are hereby amended to read as references to “Common Stockholders”.

(v) The definition of “Eligible Equity Securities” is hereby added to Section 1 in the following form:

“Eligible Equity Securities” means all Equity Securities other than Equity Securities that (a) have been sold pursuant to an effective registration statement or Rule 144 under the Securities Act or (b) are eligible for sale pursuant to Rule 144 under the Securities Act without limitation thereunder on volume or manner of sale.”

(vi) Section 6.1(c) of the Stockholders’ Agreement is hereby amended in its entirety as follows:

“(c) The term “Other Holder” means any Stockholder holding Eligible Equity Securities other than a Holder.”

(vii) Section 6.3 of the Stockholders’ Agreement is hereby amended in its entirety as follows:

“6.3 Company Registration. (a) If (but without any obligation to do so) the Company proposes to register any of its stock or other securities under the Securities Act in connection with an Initial Public Offering, the Company shall, at such time, promptly give written notice to each Holder of such registration. Upon the written request of each such Holder given within 20 days after mailing of such notice by the Company in accordance with Section 16, the Company shall, subject to the provisions of Section 6.8, cause to be registered under the Securities Act all of the Equity Securities (including Common Stock and Class C Common Stock) that each such Holder has requested to be registered. If a Holder decides not to include any or all of its Equity Securities, as the case may be, in any such registration statement filed by the Company, such Holder shall nevertheless have the right to include any or all of its Eligible Equity Securities in any subsequent registration statement or statements filed by the Company with respect to offerings of shares of its Common Stock pursuant to Section 6.3(b), all upon the terms and subject to the conditions set forth herein.

(b) If at any time subsequent to an Initial Public Offering (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan or a registration relating solely to an SEC Rule 145 transaction), the Company shall, at such time, promptly give written notice to each Securityholder of such registration. Upon the written request of each such Securityholder given within 20 days after mailing of such notice by the Company in accordance with Section 16, the Company shall, subject to the provisions of Section 6.8, cause to be registered under the Securities Act all of the Eligible Equity Securities that such Securityholder has requested to be registered. If a Securityholder decides not to include any or all of its Eligible Equity Securities, as the case may be, in any such registration statement filed by the Company, such Securityholder shall nevertheless continue to have the right to include any or all of its Eligible Equity Securities in any subsequent registration statement or statements filed by the Company with respect to offerings of shares of its Common Stock pursuant to this Section 6.3(b), all upon the terms and subject to the conditions set forth herein. Notwithstanding the foregoing, the Company shall have no obligation to register any Securityholder’s Eligible Equity Securities under this Section 6.3(b) if the Company has previously effected five registrations of Eligible Equity Securities under this Section 6.3(b) and all Eligible Equity Securities covered thereby have been distributed pursuant to a registration statement.”

2. No Other Amendments. Except as expressly provided for herein, the parties hereto do not intend to amend or otherwise alter any of the terms and conditions of the Stockholders’ Agreement

3. Entire Agreement. This Amendment constitutes the entire agreement of the parties hereto with respect to the second amendment of the Stockholders’ Agreement. Neither this Amendment nor the Stockholders’ Agreement (as amended hereby) may be modified except in writing, signed by the requisite parties specified in the Stockholders’ Agreement.

4. Counterparts. This Amendment may be executed in one more counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same document.

5. Governing Law. This Amendment shall be governed by and construed under the laws of the State of Delaware as applied to agreements made and to be performed in the State of Delaware without regard to the conflict of laws principles thereof.

6. Governing Language. This Amendment may, for the convenience of one or more of the parties, be translated into one or more other languages. Notwithstanding any such translation, the English language version shall govern and control the meaning, construction and interpretation of this Amendment.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first written above.

COMPANY

FENDER MUSICAL INSTRUMENTS CORPORATION

By:	/s/ James Broenen
Name:	James Broenen
Title:	CFO

COMMON STOCKHOLDERS

WESTON PRESIDIO CAPITAL IV, L.P.

By	WESTON PRESIDIO CAPITAL
MANAGEMENT IV, LLC,
its General Partner

By:	/s/ Therese Mrozek
Name:
Title:

WPC ENTREPRENEUR FUND II, L.P.

By	WESTON PRESIDIO CAPITAL
MANAGEMENT IV, LLC,
its General Partner

By:	/s/ Therese Mrozek
Name:
Title:

WESTON PRESIDIO CAPITAL III, L.P.

By	WESTON PRESIDIO CAPITAL
MANAGEMENT III, LLC,
its General Partner

By:	/s/ Therese Mrozek
Name:
Title:

WPC ENTREPRENEUR FUND, L.P.

By	WESTON PRESIDIO CAPITAL
MANAGEMENT III, LLC,
its General Partner

By:	/s/ Therese Mrozek

Name:
Title:

COMMON STOCKHOLDERS

YAMANO MUSIC CO., LTD.

By:	/s/ Masahiko Yamano
Name:	Masahiko Yamano
Title:	President / CEO

KANDA SHOKAI CORPORATION

By:	/s/ Tsutomu Yokoyama
Name:	Tsutomu Yokoyama
Title:	President

SERVCO PACIFIC INC.

By:	/s/ Mark H. Fukunaga
Name:
Title:

WILLIAM L. MENDELLO

By:	/s/ William Mendello
Name:
Title:

CLASS C STOCKHOLDERS

WESTON PRESIDIO CAPITAL IV, L.P.

By	WESTON PRESIDIO CAPITAL
MANAGEMENT IV, LLC,
its General Partner

By:	/s/ Therese Mrozek
Name:
Title:

WPC ENTREPRENEUR FUND II, L.P.

By	WESTON PRESIDIO CAPITAL
MANAGEMENT IV, LLC,
its General Partner

By:	/s/ Therese Mrozek
Name:
Title:

WESTON PRESIDIO CAPITAL III, L.P.

By	WESTON PRESIDIO CAPITAL
MANAGEMENT III, LLC,
its General Partner

By:	/s/ Therese Mrozek
Name:
Title:

WPC ENTREPRENEUR FUND, L.P.

By	WESTON PRESIDIO CAPITAL
MANAGEMENT III, LLC,
its General Partner

By:	/s/ Therese Mrozek

Name:
Title:

COMMON STOCKHOLDERS

KABUSHIKI KAISHA (K.K.) YAMANO CREATES

By:	/s/ Masahiko Yamano
Name:
Title:

LARRY E. THOMAS

By:	/s/ Larry E. Thomas
Name:
Title:

The undersigned holder of shares of Class B Common Stock of Fender Musical Instruments Corporation (the “Company”) hereby agrees to the terms and conditions of the Second Amendment (the “Amendment”) to Third Amended and Restated Stockholders’ Agreement, dated as of December 28, 2001 and as amended by the First Amendment to Third Amended and Restated Stockholders’ Agreement, dated as of June 24, 2002, attached hereto as Exhibit A, to the same extent as if such holder had been an original signatory to the Amendment.

JAMES S. BROENEN

By:	/s/ James S. Broenen
Name:	James S. Broenen
Title:	CFO